 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-266672
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 17, 2022)
2,400,000 SHARES
COMMON STOCK

We are offering 2,400,000 shares of our common stock, without par value. Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “MBIN.” On May 10, 2024, the closing price for our common stock was $47.41 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and beginning on page 17 of our Annual Report on Form 10-K for the year ended December 31, 2023 and other risk factors contained in the documents incorporated by reference in this prospectus supplement.
	Per Share	Total
Public offering price	$43.00	$103,200,00
Underwriting discounts and commissions(1)	$2.15	$5,160,000
Proceeds to us, before expenses	$40.85	$98,040,000

(1)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement for details.

We have granted the underwriters the right to purchase, exercisable within a 30-day period after the date of this prospectus supplement, up to an additional 360,000 shares of our common stock from us on the same terms and conditions set forth above.
The underwriters expect to deliver the shares of common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about May 16, 2024.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiaries and neither is insured by the FDIC or any other governmental agency or instrumentality.

Lead Bookrunning Manager
Morgan Stanley
Joint Bookrunning Managers
Piper Sandler	Raymond James
The date of this prospectus supplement is May 13, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and certain other matters relating to us and our financial condition, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under “Where You Can Find More Information.”
This prospectus supplement is part of a shelf registration statement on Form S-3 (File No. 333-266672) that the SEC declared effective on August 17, 2022. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus.
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, any of the common stock offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation.
All references in this prospectus to “Merchants,” “we,” “us,” “our” or similar references mean Merchants Bancorp and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the other documents we incorporate by reference in this prospectus supplement, may contain certain “forward-looking statements” within the meaning of and are intended to be covered by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, those factors identified in “Risk Factors” or the following:
•
business and economic conditions, particularly those affecting the financial services industry and our primary market areas;

•
our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses on loans;

•
factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

•
liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;

•
compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters;

•
our ability to maintain licenses required in connection with residential multi-family mortgage origination, sale and servicing operations;

•
our ability to identify and address cyber-security risks, fraud and systems errors;

•
our ability to effectively execute our strategic plan and manage our growth;

•
changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

•
governmental monetary and fiscal policies, and changes in market interest rates;

•
effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•
the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;

•
changes in federal tax law or policy; and

•
risks related to this offering.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” section beginning on page S-11 of this prospectus supplement and the “Risk Factors” sections contained in our reports filed with the SEC that are incorporated by reference into this prospectus.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the offering, you should carefully read this entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the other documents we refer to and incorporate by reference, before making a decision to invest in our common stock. See “Where You Can Find More Information.” In particular, we incorporate important business and financial information into this prospectus by reference.
Merchants Bancorp
We are a diversified bank holding company headquartered in Carmel, Indiana and registered under the Bank Holding Company Act of 1956, as amended. We currently operate in multiple business segments, including multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending, Small Business Administration (“SBA”) lending, and traditional community banking.
Our Multi-family Mortgage Banking segment offers multi-family housing and healthcare facility financing and servicing, as well as syndicated low-income housing tax credit and debt funds. Our origination platform and servicing portfolio are significant sources of our noninterest income and deposits. Our Mortgage Warehousing segment provides asset-based financing in the form of warehouse facilities to eligible non-depository financial institutions and mortgage bankers, which enables them to fund and inventory residential and multi-family mortgage loans until they are sold and purchased in the secondary market by an approved investor. The warehouse financing facilities are secured by residential and multi-family mortgage loans underwritten to standards approved by Merchants Bank that are generally comparable to those established by Fannie Mae, Freddie Mac, the Federal Housing Authority and Veterans Affairs. Our Banking segment offers portfolio lending for multi-family and healthcare facility loans, retail and correspondent residential mortgage banking, agricultural lending, SBA lending, and traditional community banking.
We conduct our business through our direct and indirect subsidiaries, including Merchants Bank of Indiana (“Merchants Bank”), Merchants Capital Corp., Merchants Asset Management, LLC, Merchants Capital Servicing, LLC, Merchants Capital Investments, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana.
We were founded in 1990 as a mortgage banking company, providing financing for multi-family housing and senior living properties. The shared vision of our founders, Michael Petrie and Randall Rogers, was to create a diversified financial services company, which efficiently operates both nationally through mortgage banking and related services, and locally through a community bank. We have primarily grown organically and strategically built our business model in a way that we believe offers insulation from cyclical economic and credit swings and provides synergies across our lines of business.
Our business consists primarily of funding fixed rate, low risk loans meeting underwriting standards of government programs, under an originate to sell model, while retaining adjustable rate loans as held for investment to reduce interest rate risk. The gain on sale of loans and servicing fees generated from the multi-family rental real estate, residential, and SBA loans, as well as fees and fair market value adjustments to servicing related assets, contribute to noninterest income. The funding source is primarily from mortgage custodial, municipal, retail, commercial, and brokered deposits, as well as short-term borrowings. We believe that the combination of net interest income based on short duration assets and liabilities and noninterest income from the sale of low risk profile assets results in lower than industry charge-offs and a lower expense base, which serves to maximize net income and higher than industry shareholder return.
As of March 31, 2024, we had $17.8 billion in assets, $14.0 billion in deposits, and $1.8 billion in total shareholders’ equity.

Our common stock, and depositary shares each representing a 1/40th ownership interest in a share of our Series B preferred stock, Series C preferred stock, and Series D preferred stock are listed on the Nasdaq Capital Market under the symbols “MBIN,” “MBINO,” “MBINN,” and “MBINM” respectively. Our principal executive offices are located at 410 Monon Blvd., Carmel, Indiana 46032. Our telephone number is (317) 569-7420.

The Offering
The following summary contains basic information about our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more completed description of our common stock, see “Description of Capital Stock—Common Stock” on page 16 of the accompanying prospectus.
Issuer
Merchants Bancorp, an Indiana corporation and a bank holding company.
Shares of common stock offered by us
2,400,000 shares (or 2,760,000 shares if the underwriters exercise in full their option to purchase additional shares).
Shares of common stock outstanding outstanding after the offering
45,754,718 shares (or 46,114,718 shares if the underwriters exercise in full their option to purchase additional shares).
Use of Proceeds
We intend to use the net proceeds of this offering of common stock for general corporate purposes including to support balance sheet growth of Merchants Bank.
Risk Factors
See “Risk Factors” beginning on page S-11 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in this offering of common stock.
Lock-up agreements
We, certain of our shareholders and all of our directors and officers have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Restricted Period (as defined below) without the consent of the Underwriters. See “Underwriting” in the prospectus supplement.
Listing and Trading Symbol
Our common stock is listed on Nasdaq under the symbol “MBIN.”
The number of shares of common stock outstanding after this offering is based upon 43,354,718 shares of common stock outstanding as of March 31, 2024, and excludes:
•
1,981,526 shares of common stock reserved for future issuance under our 2017 Equity Incentive Plan;

•
265,180 shares of common stock reserved for issuance under outstanding time-based restricted stock units;

•
Assumes no exercise of the underwriters’ option to purchase additional shares of our common stock; and

•
Does not attribute to any director or executive officer any purchase of shares of our common stock in this offering.

Selected Consolidated Financial Data
The following tables set forth selected historical financial and other information for the periods ended and as of the dates indicated. The selected consolidated financial data presented below as of and for the three months ended March 31, 2024 and 2023 is derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the three months ended March 31, 2024. The selected consolidated financial data presented below as of and for the years ended December 31, 2023, 2022, 2021, 2020, and 2019 is derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2023. Results from prior periods are not necessarily indicative of results that may be expected for any future period.
This selected consolidated financial data should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and the Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, and our Annual Report on Form 10-K for the year ended December 31, 2023, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement.
(Dollars in thousands, except per share data)	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Balance Sheet Data:
Total Assets	$17,822,576	$14,240,966	$16,952,516	$12,615,227	$11,278,638	$9,645,375	$6,371,928
Loans held for investment	10,766,225	8,627,048	10,199,553	7,470,872	5,782,663	5,535,426	3,028,310
Allowance for credit losses on loans(1)	(75,712)	(51,838)	(71,152)	(44,014)	(31,344)	(27,500)	(15,842)
Loans held for sale	3,503,131	2,855,250	3,144,756	2,910,576	3,303,199	3,070,154	2,093,789
Deposits	13,975,661	11,345,231	14,061,460	10,071,345	8,982,613	7,408,066	5,478,075
Total liabilities	16,046,108	12,735,282	15,251,432	11,155,488	10,123,229	8,834,754	5,718,200
Total shareholders’ equity	1,776,468	1,505,684	1,701,084	1,459,739	1,155,409	810,621	653,728
Tangible common shareholders’ equity (non-GAAP)	1,268,697	989,163	1,184,889	943,100	775,708	579,847	421,438
Income Statement Data:
Interest Income	$314,173	$211,294	$1,077,798	$480,833	$311,886	$282,790	$211,995
Interest Expense	187,117	110,601	629,727	162,282	33,892	58,644	89,697
Net interest income	127,056	100,693	448,071	318,551	277,994	224,146	122,298
Provision for credit losses	4,726	6,867	40,231	17,295	5,012	11,838	3,940
Noninterest income	40,874	14,264	114,668	125,936	157,333	127,473	47,089
Noninterest expense	48,912	34,772	174,601	136,050	125,385	96,424	63,313
Income before taxes	114,292	73,318	347,907	291,142	304,930	243,357	102,134
Provision for income taxes	27,238	18,363	68,673	71,421	77,826	62,824	24,805
Net income, as previously reported	87,054	54,955	279,234	219,721	227,104	180,533	77,329
Preferred stock dividends	(8,667)	(8,667)	(34,670)	(25,983)	(20,873)	(14,473)	(9,216)
Net income available to common shareholders	$78,387	$46,288	$244,564	$193,738	$206,231	$166,060	$68,113
Nonperforming loans	$131,786	$65,292	$82,015	$26,683	$761	$6,321	$4,678
Nonperforming loans to total loans	1.22%	0.76%	0.80%	0.36%	0.01%	0.11%	0.15%
Nonperforming assets	$131,786	$65,292	$82,015	$26,683	$761	$6,321	$4,822
Nonperforming assets to total assets	0.74%	0.46%	0.48%	0.21%	0.01%	0.07%	0.08%

(Dollars in thousands, except per share data)	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Allowance for credit losses on loans to total loans	0.70%	0.60%	0.70%	0.59%	0.54%	0.50%	0.52%
Allowance for credit losses on loans to nonperforming loans	57.45%	79.39%	87.49%	164.95%	4,118.79%	435.06%	338.65%
Net charge-offs/(recoveries) to average loans and loans held for sale	0.03%	0.00%	0.08%	0.01%	0.01%	0.00%	0.02%
Per Share Data (Common Stock)(2)
Diluted earnings per share	$1.80	$1.07	$5.64	$4.47	$4.76	$3.85	$1.58
Dividends declared	$0.09	$0.08	$0.32	$0.28	$0.24	$0.21	$0.19
Tangible book value per common share	$29.26	$22.88	$27.40	$21.88	$17.96	$13.45	$9.79
Weighted average shares outstanding
Basic	43,305,985	43,179,604	43,224,042	43,164,477	43,172,078	43,113,741	43,057,688
Diluted	43,466,647	43,290,779	43,345,799	43,316,904	43,325,303	43,167,113	43,118,561
Shares outstanding at period end	43,354,718	43,233,618	43,242,928	43,113,127	43,180,079	43,120,625	43,059,657
Performance Metrics
Return on average assets	2.07%	1.71%	1.85%	1.99%	2.23%	2.12%	1.47%
Return on average common Equity	19.92%	14.69%	17.63%	17.21%	22.07%	25.09%	14.37%
Return on average tangible common equity (non-GAAP)	25.34%	18.89%	22.92%	22.50%	30.10%	34.02%	17.56%
Net interest margin	3.14%	3.27%	3.06%	2.97%	2.79%	2.69%	2.40%
Efficiency ratio (non-GAAP)	29.13%	30.25%	31.03%	30.61%	28.8%	27.42%	37.38%
Loans and loans held for sale to deposits	102.10%	101.21%	94.90%	103.08%	101.15%	116.17%	93.50%
Capital Ratios–Merchants Bancorp
Tangible common equity to tangible assets (non-GAAP)	7.12%	6.95%	7.0%	7.5%	6.9%	6.0%	6.6%
Tier 1 common equity risk-weighted assets	8.0%	7.9%	7.8%	7.7%	n/a(3)	n/a(3)	7.4%
Tier 1 leverage/CBLR	10.5%	11.6%	10.1%	11.7%	10.4%	8.6%	9.4%
Tier 1 capital to risk-weighted assets	11.2%	11.9%	11.1%	11.7%	n/a(3)	n/a(3)	11.3%
Total capital to risk-weighted Assets	11.7%	12.4%	11.6%	12.2%	n/a(3)	n/a(3)	11.6%
Capital Ratios–Merchants Bank Only
Tier 1 common equity to risk-weighted assets	10.8%	11.6%	10.9%	11.3%	n/a(3)	n/a(3)	11.7%
Tier 1 leverage/CBLR	10.2%	11.3%	10.1%	11.3%	10.3%	8.7%	9.7%
Tier 1 capital to risk-weighted assets	10.8%	11.6%	10.9%	11.3%	n/a(3)	n/a(3)	11.7%
Total capital to risk-weighted Assets	11.4%	12.1%	11.5%	11.7%	n/a(3)	n/a(3)	12.0%

(1)
The Company adopted FASB Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses
(Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”) on January 1, 2022. ASU 2016-13 replaces the allowance for loan losses that used incurred loss impairment methodology in 2019-2021.

(2)
The number of shares have been restated to reflect the 3-for-2 common stock split effective on January 17, 2022.

(3)
The Company utilized the Community Leverage Bank Ratio (“CBLR”) framework from March 31, 2020 through June 30, 2021.

Non-GAAP Financial Measures
Some of the financial measures included in this prospectus supplement are not measures of financial performance recognized by generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures in its analysis of our performance. These non-GAAP financial measures include presentation of tangible common shareholders’ equity, tangible book value per share, tangible common shareholders’ equity to tangible assets, return on average tangible common equity, and efficiency ratio.
The reconciliation from shareholders’ equity per GAAP to tangible common shareholders’ equity is comprised of goodwill and intangibles totaling $8.2 million at March 31, 2024, $16.9 million at March 31, 2023, $16.6 million at December 31, 2023, $17.0 million at December 31, 2022, $17.6 million at December 31, 2021, $18.1 million at December 31, 2020, and $19.6 million at December 31, 2019, as well as preferred stock totaling $499.6 million at March 31, 2024, $499.6 million at March 31, 2023, $499.6 million at December 31, 2023, $499.6 million at December 31, 2022, $362.1 million at December 31, 2021, $212.6 million at December 31, 2020, and $212.6 million at December 31, 2019.
The reconciliation from consolidated assets per GAAP to tangible assets is comprised solely of consolidated assets less goodwill and intangibles totaling $8.2 million at March 31, 2024, $16.9 million at March 31, 2023, $16.6 million at December 31, 2023, $17.0 million at December 31, 2022, $17.6 million at December 31, 2021, $18.1 million at December 31, 2020, and $19.6 million at December 31, 2019.
The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
Tangible book value per common share represents tangible common shareholders’ equity divided by ending common shares.
Return on average tangible common equity represents net income available to common shareholders divided by average shareholders’ equity, less average goodwill, average intangibles, and average preferred stock.
We believe that these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that the non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.
A reconciliation of GAAP to non-GAAP financial measures is as follows:
(Dollars in thousands)	Three Months Ending March 31,		At December 31,
	2024	2023	2023	2022	2021	2020	2019
Tangible common shareholders’ equity:
Shareholders’ equity per GAAP	$1,776,468	$1,505,684	$1,701,084	$1,459,739	$1,155,409	$810,621	$653,728
Less: goodwill & intangibles	(8,163)	(16,913)	(16,587)	(17,031)	(17,552)	(18,128)	(19,644)
Tangible shareholders’ equity	1,768,305	1,488,771	1,684,497	1,442,708	1,137,857	792,493	634,084
Less: preferred stock	(499,608)	(499,608)	(499,608)	(499,608)	(362,149)	(212,646)	(212,646)
Tangible common shareholders’ equity	$1,268,697	$989,163	$1,184,889	$943,100	$775,708	$579,847	$421,438
Average tangible common shareholders’ equity:
Average shareholders’ equity per GAAP	$1,747,660	$1,496,610	$1,583,485	$1,276,443	$1,028,834	$719,630	$537,946
Less: average goodwill & intangibles	(10,494)	(16,980)	(16,801)	(17,293)	(17,841)	(18,899)	(20,243)
Less: average preferred stock	(499,608)	(499,608)	(499,608)	(398,182)	(325,904)	(212,646)	(129,881)
Average tangible common shareholders’ equity	$1,237,558	$980,022	$1,067,076	$860,968	$685,089	$488,085	$387,822

(Dollars in thousands)	Three Months Ending March 31,		At December 31,
	2024	2023	2023	2022	2021	2020	2019
Tangible assets:
Assets per GAAP	$17,822,576	$14,240,966	$16,952,516	$12,615,227	$11,278,638	$9,645,375	$6,371,928
Less: goodwill & intangibles	(8,163)	(16,913)	(16,587)	(17,031)	(17,552)	(18,128)	(19,644)
Tangible assets	$17,814,413	$14,224,053	$16,935,929	$12,598,196	$11,261,086	$9,627,247	$6,352,284
Ending Common Shares(1)	43,354,718	43,233,618	43,242,928	43,113,127	43,180,079	43,120,625	43,059,657
Tangible book value per common share(1)	$29.26	$22.88	$27.40	$21.88	$17.96	$13.45	$9.79
Return on average tangible common shareholders’ equity	25.34%	18.89%	22.92%	22.50%	30.10%	34.02%	17.56%
Tangible common shareholders’ equity to tangible assets	7.12%	6.95%	7.0%	7.5%	6.9%	6.0%	6.6%
Net income as reported per GAAP	$87,054	$54,955	$279,234	$219,721	$227,104	$180,533	$77,329
Less: preferred stock dividends	(8,667)	(8,667)	(34,670)	(25,983)	(20,873)	(14,473)	(9,216)
Net income available to common shareholders	$78,387	$46,288	$244,564	$193,738	$206,231	$166,060	$68,113
Efficiency ratio (based on all GAAP metrics):
Noninterest expense	$48,912	$34,772	$174,601	$136,050	$125,385	$96,424	$63,313
Net interest income (before provision for credit losses)	127,056	100,693	448,071	318,551	277,994	224,146	122,298
Noninterest income	40,874	14,264	114,668	125,936	157,333	127,473	47,089
Total revenues for efficiency ratio	$167,930	$114,957	$562,739	$444,487	$435,327	$351,619	$169,387
Efficiency ratio	29.13%	30.25%	31.03%	30.61%	28.80%	27.42%	37.38%

(1)
The number of shares have been restated to reflect the 3-for-2 common stock split, effective on January 17, 2022.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023, and any updates to these risk factors in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, together with all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we describe herein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. If any of these risks actually materialize, our operating results, financial condition and liquidity could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment.
Future sales or the possibility of future sales of our common stock could depress the market price of our common stock.
Our second amended and restated articles of incorporation, as amended authorize us to issue up to 75,000,000 shares of common stock. Following the completion of this offering, we will have issued and outstanding 45,754,718 shares of our common stock (or 46,114,718 shares if the underwriters exercise their option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act. We and our executive officers and our directors holding, in the aggregate, 17,227,306 shares of our common stock as of March 22, 2024 (representing approximately 39.7% of our outstanding shares of common stock as of such date), have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, or the Restricted Period, subject to certain exceptions. Following the expiration of the Restricted Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The market price for our common stock may decline significantly when the restrictions on resale by our executive officers and our directors lapse. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements and they may be freely resold at any time, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See the section entitled “Underwriting.”
Subject to the lock-up agreement described above, we may also issue additional shares in the future for various purposes without any action or approval by our shareholders, and these shares, once issued, will be available for sale into the public market, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. Actual or anticipated issuances or sales of substantial additional amounts of our common stock following this offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Further, a decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.
The market price of our common stock may be volatile, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose part or all of your investment as a result.
Our stock price has fluctuated from a low of $8.24 to a high of $48.68 between our initial public offering and May 10, 2024, after adjustment for the 3-for-2 common stock split effective on January 17, 2022. Volatility in the market price of our common stock may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. The market price of our common stock may continue to fluctuate widely in response to a variety of factors including the risk factors described herein and, among other things:
•
actual or anticipated variations in quarterly or annual operating results, financial conditions, or credit quality;

•
changes in business or economic conditions;

•
changes in accounting standards, policies, guidance, interpretations, or principles;

•
changes in recommendations or research reports about us or the financial services industry in general published by securities analysts;

•
the failure of securities analysts to cover, or to continue to cover, us;

•
changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•
news reports relating to trends, concerns, and other issues in the financial services industry;

•
reports related to the impact of natural or man-made disasters in our market;

•
perceptions in the marketplace regarding us and/or our competitors;

•
sudden increases in the demand for our common stock, including as a result of any “short squeezes”;

•
significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors;

•
additional investments from third parties;

•
additions or departures of key personnel;

•
future sales or issuance of additional shares of our common stock;

•
fluctuations in the market price of our common stock and operating results of our competitors;

•
changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws or regulations;

•
new technology used, or services offered, by competitors;

•
additional investments from third parties; or

•
geopolitical conditions such as acts or threats of terrorism, pandemics, or military conflicts.

In particular, the realization of any of the risks described in this section or under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated herein by reference, could have an adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock over the short, medium, or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of our senior management and could adversely affect our business, financial condition, and results of operations.
We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.
We are a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal and interest on our outstanding debt, is dividends from our commercial banking subsidiary, Merchants Bank. There are statutory and regulatory limitations on the payment of dividends by Merchants Bank to us, as well as by us to our shareholders. Regulations of the Federal Reserve, the Indiana Department of Financial Institutions, and the FDIC, as applicable, affect the ability of Merchants Bank to pay dividends and other distributions to us and to make loans to us. If Merchants Bank is unable to make dividend payments to us and sufficient cash or liquidity is not otherwise available, we may not be able to make dividend payments to our common and preferred shareholders or principal and interest payments on our outstanding debt.

Our management has broad discretion over the use of proceeds from this offering.
Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the proceeds from this offering for general corporate purposes including to support balance sheet growth of Merchants Bank, the proceeds of this offering may be used in a manner which does not generate a favorable return for us.
Our dividend policy may change without notice, we may not pay dividends on our common stock in the future, and our ability to pay dividends is subject to certain restrictions.
Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant. In addition, we are a bank holding company, and our ability to declare and pay dividends is dependent on federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that bank holding companies should generally pay dividends on common stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition, and that bank holding companies should inform and consult with the Federal Reserve in advance of declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid. In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common stock.
Our common stock is subordinate to our existing and future indebtedness and preferred stock.
Our common stock ranks junior to all of our existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. We may incur additional indebtedness in the future to increase our capital resources or any of our capital ratios or any capital ratio of Merchants Bank falls below the required minimums. Furthermore, our common stock is subordinate to our outstanding preferred stock as described under “Description of Capital Stock—Preferred Stock” in the accompanying prospectus and any other series of preferred stock we may issue in the future.
Certain of our directors and executive officers and their immediate families beneficially own approximately 61% of our outstanding shares of common stock which allows them the ability to substantially influence the outcome of matters requiring shareholder approval.
Prior to this offering, two of our directors and executive officers, Messrs. Petrie and Rogers and their immediate families, collectively owned approximately 61% of our outstanding common stock as of May 8, 2024, and, upon the closing of this offering, they will hold approximately 58% of our outstanding common stock. Therefore, Messrs. Petrie and Rogers, together with their immediate families, have the ability to substantially influence the outcome of matters submitted to our shareholders for approval, and this position may conflict with the interests of some or all of our other shareholders.
An investment in the common stock is not an insured deposit.
An investment in our common stock is not a bank deposit or a savings account and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in the common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, if you acquire the common stock, you may be at risk of losing some or all of your investment.

USE OF PROCEEDS
We estimate that the net proceeds for this offering will be approximately $97.62 million (or approximately $112.32 million if the underwriters exercise in full their option to purchase additional shares from us) after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds of this offering of common stock for general corporate purposes including to support balance sheet growth of Merchants Bank. The net proceeds may be invested temporarily in cash or short-term marketable securities until they are applied.

CAPITALIZATION
The following table sets forth our capitalization as of:
•
March 31, 2024 on an actual basis; and

•
March 31, 2024 on an as-adjusted basis, to give effect to the sale of 2,400,000 shares of our common stock and after deducting the underwriting discounts and commissions and our estimated offering expenses (but excluding the underwriters’ option to purchase additional shares of our common stock).

	As of March 31, 2024
	Actual	As-Adjusted
	(Dollars in thousands except per-share data)
Cash and cash equivalents	$508,755	$606,370
Borrowings	$1,835,985	$1,835,985
Shareholders’ equity:
Preferred stock, without par value, shares authorized 5,000,000: 8.00% Non-Cumulative, Perpetual Preferred Stock, liquidation preference $1,000 per share, shares authorized 50,000, shares issued and outstanding–0	$—	$—
7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, liquidation preference $25 per share, shares authorized 3,500,000, shares issued and outstanding–2,081,800(1)	50,221	50,221
6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, shares authorized 125,000, shares issued and outstanding–125,000	120,844	120,844
6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, shares authorized 200,000, shares issued and outstanding–196,181	191,084	191,084
8.25% Fixed Rate Reset Series D Non-Cumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, shares authorized 300,000, shares issued and outstanding 142,500	137,459	137,459
Common stock, without par value; shares authorized 75,000,000, shares issued and outstanding actual–43,354,718 shares, shares issued and outstanding as adjusted–45,754,718	139,950	237,565
Retained earnings	1,138,083	1,138,083
Accumulated other comprehensive loss	(1,173)
Total shareholders’ equity	$1,776,468	$1,874,083
Total Capitalization	$3,612,453	$3,710,068
Capital ratio:–Merchants Bancorp:
Tangible common shareholders’ equity to tangible assets (non-GAAP)(2)	7.1%	7.6%

(1)
The Series A Preferred Stock was redeemed by the Company on April 1, 2024.

(2)
This is a non-GAAP measure. See “Prospectus Supplement Summary—Selected Consolidated Financial Data—Non-GAAP Financial Measures.

COMMON STOCK DIVIDENDS
Holders of shares of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The terms of our outstanding preferred stock prohibit us from declaring or paying any dividends on any junior series of our capital stock, including our common stock, or from repurchasing, redeeming or acquiring such junior stock, unless we have declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period. We are also subject to statutory and regulatory limitations on our ability to pay dividends on our capital stock. If we are unable to satisfy the capital requirements applicable to us for any reason, we may be limited in our ability to declare and pay dividends on our capital stock.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
TO NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock by a “non-U.S. holder.” A “non-U.S. holder” is a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:
•
a non-resident alien individual, other than a former citizen or resident of the U.S. subject to U.S. tax as an expatriate,

•
a foreign corporation, or

•
a foreign estate or trust.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”) and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any U.S. federal gift, alternative minimum tax or Medicare contribution tax considerations or any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.
Dividends
To the extent that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital that reduces the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Our Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined below) withholding taxes below. To obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty.
Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income will generally be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividend income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).
A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussions of backup withholding and FATCA withholding tax below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

•
the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

•
we are or have been a “U.S. real property holding corporation” (as described below) at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter.

We will be a U.S. real property holding corporation at any time that the fair market value of our “U.S. real property interests” (as defined in the Code and applicable Treasury regulations), equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes).
Even if we are treated as a U.S real property holding corporation, gain realized by a non-U.S. holder on a disposition of our common stock will generally not be subject to U.S. federal income tax so long as (1) the non-U.S. holder owned, directly, indirectly, and constructively, no more than 5% of our common stock at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter and (2) our common stock is regularly traded on an established securities market. We believe that we are not, and do not anticipate becoming in the foreseeable future, a U.S. real property holding corporation.
Information Reporting Requirements and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
FATCA Withholding Tax
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA), payments of dividends on, and the gross proceeds of dispositions of, our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in, or accounts with, those entities) have been satisfied or an exemption from these rules applies. Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.
Federal Estate Tax
Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that our common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT CHANGE IN APPLICABLE LAW.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of our common stock by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) plans, individual retirement accounts, and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”); and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in our common stock of a portion of the assets of any Plan, a fiduciary should also determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, absent an exemption. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The acquisition and/or holding of our common stock by an ERISA Plan with respect to which we or any of the underwriters are considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the common stock is acquired and held in accordance with an applicable statutory, class, or individual prohibited transaction exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the common stock. These class exemptions include, without limitation, PTCE 84-14 regarding transactions determined by independent qualified professional asset managers, PTCE 90-1 regarding insurance company pooled separate accounts, PTCE 91-38 regarding bank collective investment funds, PTCE 95-60 regarding life insurance company general accounts, and PTCE 96-23 regarding transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that any such exemptions will be available, or all of the conditions of any such exemptions will be satisfied, with respect to transactions involving our common stock.
Because of the foregoing, our common stock should not be purchased or held by any person investing “plan assets” of any Plan unless the purchaser determines that such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

Representation
Accordingly, by the acquisition and holding of our common stock, each purchaser and subsequent transferee of the common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the common stock constitutes assets of any Plan or (ii) the purchase, holding and subsequent disposition of the common stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the common stock. Nothing herein shall be construed as a representation by us or any of the underwriters that an investment in the common stock would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Additionally, neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any purchaser or holder that is a Plan, or at such purchasers or holders generally.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:
Name	Number of Shares
Morgan Stanley & Co. LLC	1,680,000
Piper Sandler & Co.	360,000
Raymond James & Associates, Inc.	360,000
Total:	2,400,000
The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $1.29 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.
We have granted the underwriters the right to purchase, exercisable within a 30-day period after the date of this prospectus supplement, up to an additional 360,000 shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 360,000 shares of common stock.
		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$43.00	$103,200,000	$118,680,000
Underwriting discounts and commissions to be paid by us:	$2.15	$5,160,000	$5,934,000
Proceeds, before expenses, to us	$40.85	$98,040,000	$112,746,000
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $425,000.
Our common stock is listed on the NASDAQ Capital Market under the trading symbol “MBIN.”
We, certain of our shareholders and all of our directors and officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “Restricted Period”): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clauses (1) and (2) is to be settled by delivery of common stock or such other securities, in cash or otherwise; or (3) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph relating to our directors, officers and shareholders do not apply to:
(a)
transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

(b)
transfers of shares of common stock or any security convertible into common stock as a bona fide gift; provided that each donee (i) signs and delivers a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock shall be voluntarily made during the Restricted Period and if any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto, or otherwise, the nature and conditions of such transaction (clauses (i) and (ii), the “Further Restrictions”);

(c)
distributions of shares of common stock or any security convertible into common stock to trust beneficiaries, limited partners or stockholders of the lock-up party; provided that each distributee complies with the Further Restrictions; or

(d)
facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period.

In addition, the restrictions described in the paragraph above relating to us do not apply to:
(a)
the sale of shares to the underwriters;

(b)
the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

(c)
transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

(d)
facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period; and
(e)
the issuance by the Company of grants of options, restricted shares, restricted share units or other equity-based awards to the Company’s officers, directors and employees in accordance with the terms of an equity incentive plan described in this prospectus supplement.

In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we or such other person will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (‘FSMA”),

provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, referred to as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 (File No. 333-266672) under the Securities Act, relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement. In addition, we file reports, proxy statements, and other information with the SEC under the Exchange Act. You may review a copy of the registration statement on the SEC’s website at www.sec.gov and our website described below.
The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.
This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).
Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K filed on March 12, 2024	For the year ended December 31, 2023
• Definitive Proxy Statement filed on April 5, 2024 (the portions incorporated by reference into our Form 10-K)	For Merchants’ 2024 Annual Meeting of Shareholders
• Form 10-Q filed on May 10, 2024	For the quarterly period ended March 31, 2024
• Current Reports	Filed on February 14, 2024; February 28, 2024; and March 7, 2024.
We incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), and proxy statements.
The information incorporated by reference contains information about us and our business, financial condition, and results of operations and is an important part of this prospectus supplement.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Merchants Bancorp
Attention: Investor Relations
410 Monon Blvd.
Carmel, Indiana 46032
(317) 569-7420
We make available, through our website, investors.merchantsbancorp.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

LEGAL MATTERS
The validity of the common stock offered by this prospectus will be passed upon by Krieg DeVault LLP, Indianapolis, Indiana. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Merchants Bancorp as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and the effectiveness of Merchant Bancorp’s internal control over financial reporting as of December 31, 2023 have been audited by FORVIS, LLP, independent registered public accounting firm, as set forth in their reports thereon, included in Merchant Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports pertaining to such financial statements and the effectiveness of our internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
$500,000,000
MERCHANTS BANCORP
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units

We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.
The aggregate of the offering prices of the securities covered by this prospectus will not exceed $500,000,000.
Our common stock, without par value, is listed on the Nasdaq Capital Market under the symbol “MBIN.” Our 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $25 per share (the “Series A Preferred”), our depositary shares each representing a 1/40th ownership interest in a share of our 6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $1,000 per share (the “Series B Preferred”), and our depositary shares each representing a 1/40th ownership interest in a share of our 6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $1,000 per share (the “Series C Preferred”) are listed on the Nasdaq Capital Market under the symbols “MBINP”, “MBINO,” and “MBINN,” respectively. We expect that any common stock, preferred stock, or depositary shares sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any other securities exchange of the other securities covered by the prospectus supplement.
The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 27 of this prospectus. If any agents, underwriters, or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents, underwriters, or dealers and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 6 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 17, 2022

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:
•
this prospectus, which provides general information, some of which may not apply to your securities;

•
the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•
if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:
•
the pricing supplement, if any;

•
the prospectus supplement; and

•
this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus up to an aggregate dollar amount for all offerings of $500,000,000.
This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
All references in this prospectus to “we,” “us,” “our” or similar references mean Merchants Bancorp (“Merchants”) and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The SEC also maintains a website (www.sec.gov) that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC.
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).
Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K filed on March 4, 2022	For the year ended December 31, 2021
• Definitive Proxy Statement filed on April 8, 2022	For Merchants 2022 Annual Meeting of Shareholders
• Form 10-Q filed on May 9, 2022	For the quarterly period ended March 31, 2022
• Form 10-Q filed on August 8, 2022	For the quarterly period ended June 30, 2022
• Current Reports	Filed on February 17, 2022; May 19, 2022; and May 24, 2022
We incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as Annual Reports on Form 10-K,

Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.
The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Merchants Bancorp
Attention: Investor Relations
410 Monon Blvd.
Carmel, Indiana 46032
(317) 569-7420
Through our website at www.merchantsbancorp.com under “Investors,” we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as proxy statements, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Those filings can also be obtained on the SEC’s website at www.sec.gov. Additionally, from time to time we may post other press releases, news, investor presentations and stories regarding our business on the News and Presentation sections of our website. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.
We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995
This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “will likely result,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and those factors identified in “Risk Factors” or the following:
•
business and economic conditions, particularly those affecting the financial services industry and our primary market areas;

•
our ability to successfully manage our credit risk and the sufficiency and calculation assumptions of our allowance for credit losses on loans;

•
factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

•
compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters;

•
our ability to maintain licenses required in connection with multi-family mortgage origination, sale and servicing operations;

•
our ability to identify and address cyber-security risks, fraud and systems errors;

•
our ability to effectively execute our strategic plan and manage our growth;

•
changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

•
governmental monetary and fiscal policies, and changes in market interest rates;

•
liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;

•
effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•
the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; and

•
changes in federal tax law or policy.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY
This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
We may use this prospectus to offer securities in an aggregate amount of up to $500,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Debt Securities
Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Common Stock
We may sell shares of our common stock, without par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
We may sell shares of our preferred stock in one or more series, without par value. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
Warrants
We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock, or depositary shares. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS
Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
MERCHANTS BANCORP
Merchants is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking. Merchants, with $11.1 billion in assets and $8.3 billion in deposits as of June 30, 2022, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Asset Management, LLC, Merchants Capital Servicing, LLC, Merchants Capital Investments, LLC, Farmers-Merchants Bank of Illinois, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit our website at www.merchantsbancorp.com.
Our common stock is listed on the Nasdaq Capital Market under the symbol “MBIN” and our Series A Preferred and our depository shares representing our shares of Series B Preferred and Series C Preferred are listed on the Nasdaq Capital Market under the symbols “MBINP,” “MBINO,” and “MBINN,” respectively. Our principal executive offices are located at 410 Monon Blvd. Carmel, Indiana 46032. Our telephone number is (317) 569-7420.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.
USE OF PROCEEDS
We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes. Our general corporate purposes may include, without limitation, financing acquisitions for bank and non-bank financial services companies that we believe are complementary to our business and consistent with our growth strategy, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness. Our management will retain broad discretion to allocate the net proceeds from the sale of the securities.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.
DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.
The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. Further, additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in the applicable prospectus supplement. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.
General
The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.
Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities — Subordination” and in the applicable prospectus supplement.
We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:
•
the title and series designation;

•
the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•
the principal amount payable, whether at maturity or upon earlier acceleration;

•
whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•
whether the debt securities will be issued as original issue discount securities (as defined below);

•
the date or dates on which the principal of the debt securities is payable;

•
any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•
the date from which any interest will accrue;

•
any interest payment dates;

•
whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•
the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•
the stated maturity date;

•
whether the debt securities are to be issued in global form;

•
any sinking fund requirements;

•
any provisions for redemption, the redemption price and any remarketing arrangements;

•
the denominations of the securities or series of securities;

•
any restrictions on the offer, sale and delivery of the debt securities;

•
the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•
whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•
the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•
a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•
whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•
the identity of each security registrar or paying agent (if other than trustee);

•
any provisions granting special rights to securities holders upon the occurrence of specified events;

•
any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•
the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•
the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•
any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special United States federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.
Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.
The applicable prospectus supplement or pricing supplement will provide for the terms of the specific debt securities we are offering.
Special United States Federal income tax, accounting and other considerations may apply to the debt securities. To the extent such considerations do apply, the applicable prospectus supplement will describe these considerations.

Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities.   Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities.   Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.
Holding Company Structure.   The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.
Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for one of our subsidiary banks, Merchants Bank of Indiana (“Merchants Bank”) and Farmers-Merchants Bank of Illinois (“FM Bank”), the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation (“FDIC”) as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Merchants Bank or FM Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.
Registration and Transfer
Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.
No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
Payment and Place of Payment
We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed or wire transfer to the holders of registered debt securities.
Global Securities
Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities” on page 25 of this prospectus.
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.
Conversion or Exchange Rights
If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•
the conversion or exchange price;

•
the conversion or exchange period;

•
provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•
events requiring adjustment to the conversion or exchange price;

•
provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•
any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection
Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:
•
default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•
default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•
default in the deposit of any sinking fund payment on the debt securities when due;

•
default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•
specified events in bankruptcy or insolvency; and

•
any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.
Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.
At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.
The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:
•
in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•
in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:
•
that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•
the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•
the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•
the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.
Modification and Waiver
Unless otherwise indicated in the applicable prospectus supplement, Merchants and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:
•
change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•
reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•
reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•
change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•
impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•
reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•
make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “— Events of Default” on page 10 of this prospectus.
Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:
•
to evidence the succession of another person to Merchants;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•
to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•
to establish the form or terms of debt securities of any series;

•
to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•
to secure securities;

•
to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•
to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•
there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than Merchants, is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:
(1)
pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2)
perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3)
we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.
Defeasance
We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:
(1)
depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities, in the form of U.S. dollars, U.S. government obligations, or some combination thereof.

(2)
delivering:

•
an opinion of independent counsel that the holders of the debt securities of that series will have no United States federal income tax consequences as a result of that deposit and termination;

•
an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•
an opinion of counsel as to certain other matters;

•
officers’ certificates and opinion of counsel certifying as to compliance with the indenture and other matters; and

(3)
paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.
Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:
•
the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

•
until the senior debt is paid in full, any distributions that the holders of subordinated debt would be entitled shall be made to holders of senior debt, except that holders of subordinated debt may receive securities that are subordinated to senior debt to at least the same extent as the senior debt.

In addition, we may make no payment on the subordinated debt securities in the event:
•
there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•
the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Merchants whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Merchants for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:
(i)
any debt (a) for money borrowed by Merchants, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Merchants, or to secure the payment of revenue bonds issued for the benefit of Merchants whether contingent or otherwise;

(ii)
any debt of others described in the preceding clause (i) which Merchants has guaranteed or for which it is otherwise liable;

(iii)
the obligation of Merchants as lessee under any lease of property which is reflected on Merchants’ balance sheet as a capitalized lease; and

(iv)
any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Merchants to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Merchants and (4) the subordinated debt securities.
The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.
Restrictive Covenants
The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.
Governing Law
Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of Indiana.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material rights of our capital stock and related provisions of our Second Amended and Restated Articles of Incorporation, or “articles”, and our Second Amended and Restated By-laws, or “bylaws”. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our articles and bylaws, which we have included as exhibits to the registration statement of which this prospectus is a part. We urge you to read these documents for a more complete understanding of shareholder rights.
Our articles authorize the issuance of up to 75,000,000 shares of common stock, without par value, and up to 5,000,000 shares of preferred stock, without par value. On August 1, 2022, we had issued and outstanding 43,106,505 shares of our common stock, no shares of our 8% Non-Cumulative, Perpetual Preferred Stock, without par value, liquidation preference $1,000 per share (“8% Preferred” collectively with the Series A Preferred, the Series B Preferred, and the Series C Preferred the “Preferred Stock”), 2,081,800 shares of our Series A Preferred, 125,000 shares of our Series B Preferred, and 196,181 shares of our Series C Preferred. Additionally, 2,151,073 shares of our common stock are available for issuance in connection with awards under our 2017 Equity Incentive Plan.
Common Stock
Governing Documents.   Holders of our common stock have the rights set forth in our articles, our bylaws and the provisions of the Indiana Business Corporation Law (“IBCL”).
Dividends and Distributions.   Holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under provisions of the IBCL and bank regulatory restrictions and any preferential rights of holders of our then outstanding preferred stock.
Under the terms of our Preferred Stock, we are not permitted to declare or pay any dividends on our common stock unless the dividends have been declared and paid on the shares of our Preferred Stock for the period since the last payment of dividends.
As a bank holding company, our ability to pay dividends is affected by the policies and enforcement powers of the Federal Reserve System. In addition, because we are a holding company, we are dependent upon the payment of dividends by Merchants Bank to us as our principal source of funds to pay dividends in the future, if any, and to make other payments. Merchants Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us.
Ranking.   Our common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up to all our other securities and indebtedness.
Upon any voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.
Conversion Rights.   Our common stock is not convertible into any other shares of our capital stock.
Preemptive Rights.   Holders of our common stock do not have any preemptive rights.
Voting Rights.   Holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.
Redemption.   We have no obligation or right to redeem our common stock.
Stock Exchange Listing.   Our common stock is listed on the Nasdaq Capital Market under the trading symbol “MBIN.”

Preferred Stock
General.   Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. As of August 1, 2022, 50,000 shares of preferred stock had been designated as 8% Preferred and no shares of our 8% Preferred were issued and outstanding, 3,500,000 shares of preferred stock had been designated as Series A Preferred and 2,081,800 shares of our Series A Preferred were issued and outstanding, 125,000 shares of preferred stock had been designated as Series B Preferred and 125,000 shares of our Series B Preferred were issued and outstanding, and 250,000 shares of preferred stock had been designated as Series C Preferred and 196,181 shares of our Series C Preferred were issued and outstanding. Our articles may be amended in accordance with the IBCL to increase the number of authorized shares of preferred stock that we may issue. Our board of directors may, without any action by holders of common stock and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, our board of directors will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. The rights of any series of preferred stock may include, among others:
•
general or special voting rights;

•
preferential liquidation rights;

•
preferential cumulative or noncumulative dividend rights;

•
redemption or put rights; and

•
conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:
•
adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

•
discourage an unsolicited proposal to acquire us; or

•
facilitate a particular business combination involving us.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.
Governing Documents.   Holders of our Preferred Stock have the rights set forth in our articles, our bylaws and the provisions of the IBCL.
Ranking.   Our Preferred Stock, with respect to dividend rights ranks on a parity with, and with respect to rights upon a liquidation, dissolution and winding up ranks senior to, our common stock.
Dividends and Other Distributions.   Subject to bank regulatory restrictions discussed above, holders of our Preferred Stock are entitled to receive, when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cash dividends to the same extent and on the same basis as cash dividends declared by the board of directors with respect to shares of our common stock. Such dividends on shares of Preferred Stock are payable on the same dates as dividends on shares of common stock, but prior to the payment of any dividends on shares of common stock.
Voting.   Holders of our Preferred Stock do not have voting rights, with respect to matters that generally require the approval of holders of our common stock except as provided below or as otherwise required by the provisions of the IBCL. When voting rights are applicable, each holder of our Preferred Stock has one vote per share.
While any shares of a series of our Preferred Stock are outstanding, we may not, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of our 8% Preferred, and without the written consent or affirmative vote of the holders of 66 2∕3% of the outstanding shares of our Series A Preferred, Series B Preferred, and Series C Preferred: (1) amend or alter any provision of our articles so as to materially adversely affect the preferences, rights or powers of the relevant series of our Preferred Stock, (2) amend or alter any provision of our articles so as to create or increase any class or series of our capital stock ranking senior to the relevant series our Preferred Stock, or (3) exchange or reclassify any shares of the relevant series of our Preferred Stock, or a merger or consolidation with another company, except if the shares of the relevant series of our Preferred Stock remain outstanding or are exchanged into shares of the surviving or resulting entity in the case of a merger or consolidation, or such shares of the relevant series remain outstanding and the preferences, rights and powers are not materially less favorable to the holders.
Additionally, holders of our Series A Preferred, Series B Preferred, and Series C Preferred are entitled to vote with respect to the election of two directors if dividends for such series of preferred stock have not been declared and paid for at least six or more quarterly dividend periods (as defined in our articles or the designation of the relevant series of our preferred stock), voting as a class with holders of shares of any other series of preferred stock ranking equally as to the payment of dividends and having equivalent voting rights.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, and before any payment or distribution of our assets (whether capital or surplus) may be made to holders of securities ranking junior to the Preferred Stock, holders of our Series B Preferred and Series C Preferred are entitled to receive $1,000 per share of Series B Preferred and Series C Preferred, and holders of our Series A Preferred are entitled to receive $25 per share of Series A Preferred, plus any unpaid dividends on the Series A Preferred, Series B Preferred, and Series C Preferred whether or not declared.
Conversion Rights.   Holders of our Preferred Stock do not have conversion rights.
Preemptive Rights.   Holders of our Preferred Stock do not have any preemptive rights.
Redemption.   We have no obligation to redeem shares of our Preferred Stock. Commencing in April 2024 for our Series A Preferred Stock, October 2024 for our Series B Preferred Stock, and April 2026 for our Series C Preferred Stock, we may redeem in whole or in part, at our option, shares of that series of preferred stock, subject to the approval of the appropriate federal banking agency, at the applicable liquidation preference plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
Stock Exchange Listing.   Our Series A Preferred, Series B Preferred, and Series C Preferred are listed on the Nasdaq Capital Market under the symbols “MBINP,” “MBINO,” and “MBINN,” respectively.
Anti-Takeover Considerations and Special Provisions of Our Articles, Bylaws and Indiana Law
Provisions of the IBCL and our articles and bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.
Removal of Directors.   Our articles specify that, as permitted by the provisions of the IBCL, directors may be removed with or without cause by the affirmative vote of a majority of the actual number of directors then in office and by the affirmative vote of a majority of the shares entitled to vote on the election of directors.
Noncumulative Voting for Directors.   Our directors are elected by plurality and not cumulative voting, which may make it more difficult for a non-company nominee to be elected to our board of directors.
Authorized But Unissued Capital Stock.   We have authorized but unissued shares of common stock and preferred stock, and our board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limitation on Right to Call a Special Meeting of Shareholders.   Our bylaws provide that special meetings of shareholders may only be called by our board of directors, the Chairman, or Chief Executive Officer, or by the holders of not less than 25% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.
Advance Notice Provisions.   Our bylaws include a provision that permits shareholders of record to make nominations for the election of directors and proposals for any business or matter to be presented at any annual or special meeting of shareholders only if notice of such proposal is given to us not less than 90 days and no more than 120 days prior to the date of the meeting. The advance notice provision gives the board of directors adequate time to respond to the shareholder proposal. If the shareholder fails to provide the notice within the time prescribed under the bylaws, our management can exclude the proposal at the shareholders meeting
Action By Unanimous Written Consent of Shareholders.   Our bylaws provide that any action required or permitted to be taken by the holders at a duly called annual or special meeting of the holders of our capital stock may be effected by any consent in writing by all our shareholders.
Filling of Board of Directors Vacancies.   Our bylaws permit our board of directors to increase, by resolution, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at the meeting.
Amendment of the Bylaws.   Our bylaws provide that our bylaws may be altered, amended or repealed by the affirmative vote of a majority of our actual number of directors without prior notice to or approval by our shareholders. Accordingly, our board of directors could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Limits on Acquisition of Additional Shares.   Our articles provide that any person who acquires an aggregate of 10% of our then outstanding common stock in connection with a tender or exchange offer, open market purchase or business combination, is required to offer and pay for such additional shares an amount which is at least equal to the highest price paid to acquire shares of our common stock then held by such person unless such subsequent acquisition has been approved by a majority of the board of directors.
Indiana Law Takeover Protections.   Indiana’s control share acquisitions statute, IBCL Section 23-1-42-1 et seq., provides that unless otherwise indicated in the corporation’s articles of incorporation or bylaws, if a shareholder acquires shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval of a majority of the disinterested shareholders must be obtained before the acquiring shareholder may vote the control shares. Under certain circumstances, including in the event that shareholder approval is not obtained, the shares held by the acquirer may be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision. The control share acquisition provision does not apply to a plan of merger or share exchange, if the corporation complies with the applicable merger provisions and is a party to the plan of merger or plan of share exchange. Merchants has opted out of the control share acquisition provision.
Indiana’s business combination statute, IBCL Section 23-1-43-1 et seq., restricts a business combination between the target corporation and an interested shareholder absent certain statutory exceptions. Under the business combinations provision of the IBCL, any shareholder who acquires a 10%-or-greater ownership position in an Indiana corporation with a class of voting shares registered under Section 12 of the Exchange Act (and that has not opted-out of this provision) is prohibited for a period of five years from completing a business combination (generally a merger, significant asset sale or disposition or significant issuance of additional shares) with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. If such board of directors approval is not obtained, then five years after a 10% shareholder has become such, a business combination with the 10% shareholder is permitted if all provisions of the articles of the corporation are complied with and either a majority of disinterested shareholders approves the transaction or all shareholders receive a price per share determined in accordance with the fair price criteria of the business combinations provision of the IBCL. An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the election. Merchants has not elected to remove itself from the protections of this provision.
Provisions of the IBCL and our articles permit directors, in discharging their duties, to consider the best interests of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. The IBCL constituency provisions and our articles give our board of directors, in the event that we were a target, the discretion to favor a business combination transaction that is better for our employees, the community and local economy over a business combination transaction with a higher price, but more detrimental effects to the community.
Certain Provisions of Federal Law.   The ability of a third party to acquire Merchants is also subject to applicable federal banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the regulations thereunder require any “bank holding company” (as defined in the BHC Act) to obtain the approval of the Federal Reserve System (the “Federal Reserve”) prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely take the position that the minimum number of shares, and could take the position that the maximum number of shares, of Merchants’ common stock that a holder is entitled to receive pursuant to securities convertible into or settled in Merchants’ common stock, including pursuant to Merchants’ warrants to purchase Merchants’ common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of Merchants’ common stock.
DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock — Preferred Stock” on page 17 of this prospectus.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.
In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Withdrawal of Preferred Stock
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.
Redemption, Conversion and Exchange of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.
If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.
After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.
We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:
•
all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•
there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock. Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.
The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•
United States federal income tax considerations relevant to the purchase contracts; and

•
whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, shares of common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Merchants and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Merchants in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.
General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

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the price or prices at which the warrants may be exercised to purchase the securities underlying them;

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the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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whether the warrants will be issued in registered or bearer form;

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a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants
Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Merchants, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
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the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

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a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Merchants as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.
DESCRIPTION OF UNITS
This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, stock purchase contracts or any combination of one or more of the other securities described in this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units.
The applicable prospectus supplement or supplements will also describe:
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the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

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any applicable material United States federal income tax consequences; and

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whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Capital Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Merchants, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION
We may sell our securities in any of three ways (or in any combination):
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through underwriters or dealers;

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through agents; or

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directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:
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the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Agents, underwriters, and dealers may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Krieg DeVault LLP, Indianapolis, Indiana. Additional legal matters may be passed on for us, or any agents, underwriters, or dealers, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Merchants as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, have been audited by FORVIS, LLP (formerly known as BKD, LLP), an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2021, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.